UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 7, 2013

ALST CASINO HOLDCO, LLC

(Exact name of registrant as specified in its charter)

Delaware	000-54480	45-2487922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7300 Aliante Parkway

North Las Vegas, Nevada 89084

(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 692-7820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2013, the Board of Managers (the “Board”) of ALST Casino Holdco, LLC (the “Company”) appointed Robert Schaffhauser, 66, as the Chief Financial Officer of the Company. Mr. Schaffhauser has served as the Chief Financial Officer of Aliante Gaming, LLC (“Aliante Gaming”), the Company’s wholly owned subsidiary, since December 27, 2012. Mr. Schaffhauser previously served as Executive Vice President of Finance for Colony Resorts LVH Acquisitions, LLC (which previously owned and operated the Las Vegas Hilton) from February 2004 to March 2012, where he was responsible for business planning and administrative functions (including finance, accounting, legal, human resources, information technology and purchasing).

Effective December 27, 2012, Aliante Gaming entered into an employment agreement with Mr. Schaffhauser (the “Schaffhauser Employment Agreement”). Pursuant to the Schaffhauser Employment Agreement, Aliante Gaming agreed to employ Mr. Schaffhauser for an initial term of one year with an effective commencement date of December 27, 2012. The initial term will be automatically renewed for subsequent one-year terms unless the Schaffhauser Employment Agreement has been terminated in accordance with its terms or either party provides the other with notice of non-renewal at least 90 days prior to the expiration of the then applicable term. The Schaffhauser Employment Agreement provides for a base salary of $250,000 per year (“Base Salary”), and a performance bonus of up to thirty-five percent (35%) of the Base Salary based upon the Company’s actual performance in relation to its budgeted performance, subject to the discretion of the Board. Mr. Schaffhauser is eligible for fully vested and paid equity in the Company of up to fifty percent (50%) of the amount of any performance bonus approved by the Board. The valuation of such equity shall be determined by the Board. The Schaffhauser Employment Agreement also provides certain additional benefits and perquisites made generally available to the management of Aliante Gaming.

In the event of termination of Mr. Schaffhauser’s employment without cause, Mr. Schaffhauser is entitled to a termination payment equal to the greater of (i) the portion of the Base Salary for the remainder of the then applicable employment term or (ii) three months of the Base Salary in the event Mr. Schaffhauser is terminated within the last two months of the then applicable employment term, in each case, including the performance bonus, if applicable, prorated based upon the number of days of his employment during the year of termination.

Pursuant to the Schaffhauser Employment Agreement, Mr. Schaffhauser has agreed to certain restrictive covenants during the term of his employment and for specified periods following termination, including but not limited to, not divulging confidential information, assigning all intellectual property conceived or developed by Mr. Schaffhauser during the term of his employment with Aliante Gaming, non-competition and non-solicitation. Mr. Schaffhauser cannot engage in competition with Aliante Gaming, or own any interest in or perform any services for certain businesses engaged in competition with Aliante Gaming, within a specified restricted area and during a specified restriction period.

The foregoing summary of the Schaffhauser Employment Agreement does not purport to be complete and is subject to and qualified in its entirety by the full text of such agreement, which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NO.	DESCRIPTION

99.1	Employment Agreement, between Aliante Gaming, LLC and Robert Schaffhauser, effective December 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALST CASINO HOLDCO, LLC

Dated: March 13, 2013	/s/ SOOHYUNG KIM

Name: Soohyung Kim

Title: CEO and Secretary